As filed with the Securities and Exchange Commission on March 11, 2002
                                                 Registration No 333-
------------------------------------------------------------------------------

         UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                      WASHINGTON, D.C. 20549
                     ------------------------

                             FORM S-3
                      REGISTRATION STATEMENT
                 UNDER THE SECURITIES ACT OF 1933

      ENGLISH LANGUAGE LEARNING AND INSTRUCTION SYSTEM, INC.
      (exact name of registrant as specified in its charter)


          33-0836078                                       DELAWARE
(I.R.S. Employer Identification Number)     State or other Jurisdiction of
                                            Incorporation or Organization)

             3520 NORTH UNIVERSITY AVENUE, SUITE 275
                         PROVO, UT 84604
                          (801) 374-3424
       (Address, including zip code, and telephone number,
including area code, of registrant's principal executive offices)

                         TIMOTHY D. OTTO
             3520 NORTH UNIVERSITY AVENUE, SUITE 275
                         PROVO, UT 84604
                          (801) 374-3424
     (Name, address, including zip code, and telephone number
            including area code, of agent for service)
                              ------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]



                 CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------
Title of        Amount to be  Proposed maximum    Proposed       Amount of
securities to   registered    offering price per  maximum        registration
be registered                 security            aggregate      fee
                                                  offering price
-----------------------------------------------------------------------------
Common          1,138,555     $1.25(1)            $ 1,423,193      $130.94 (1)
Stock,
$0.00001
par value

Series A        1,000,000     $1.25(2)            $ 1,250,000      $115.00 (2)
Convertible
Preferred
Stock,
$0.00001
par value
-----------------------------------------------------------------------------
Total           2,138,555                         $ 2,673,193     $ 245.94
-----------------------------------------------------------------------------

(1) Pursuant to Rule 457(c), the registration fee is calculated based on the average of the high and low prices for the common stock, as reported on the OTC Bulletin Board on March 7, 2002.

(2) The Series A Convertible Preferred Stock is convertible into shares of Common Stock on a one for one basis. Therefore, pursuant to Rule 457(c), the registration fee is calculated based on the average of the high and low prices for the common stock, as reported on the OTC Bulletin Board on March 7, 2002.


THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

           SUBJECT TO COMPLETION, DATED MARCH 11, 2002

                            PROSPECTUS

                         2,138,555 SHARES

      ENGLISH LANGUAGE LEARNING AND INSTRUCTION SYSTEM, INC.

                           COMMON STOCK

     This prospectus relates to the sale by certain selling stockholders, including its transferees, donees, pledgees or successors, of up to 2,138,555 shares of English Language Learning and Instruction System, Inc. ("ELLIS" or the "Company") common stock.

     The shares are being registered to permit the selling stockholders to sell the shares from time to time in the public market. The selling shareholders may sell the shares through ordinary brokerage transactions or through any other means described in the section "Plan of Distribution." We cannot assure you that the selling stockholder will sell all or a portion under the heading "Where You Can Find More Information."

                   FORWARD-LOOKING INFORMATION

     Some of the matters discussed in this prospectus and in the documents incorporated by reference contain forward-looking statements within the meaning of the securities laws. Forward-looking statements include terms such as "may," "will," "expect," "believe," "plan," and other similar terms. We caution that, while we believe those statements to be based on reasonable assumptions and make those statements in good faith, there can be no assurance that the actual results will not differ materially from these assumptions or that the expectations provided in the forward-looking statements derived from these assumptions will be realized.

     You should be aware of important factors that could have a material impact on future results. These factors include, but are not limited to:

-    uncertainty as to future profitability

- our ability to develop and implement operational and financial systems to manage growing operations

- our ability to obtain financing on acceptable terms to finance our growth strategy

-    competition in our existing and potential future lines of business

                           RISK FACTORS

     General. Our economic success depends, to a large degree, upon many factors over which we have no control. These factors include general economic conditions, including the stability of foreign currencies in countries where we intend to establish sales offices; acceptance by the general public and our clients of our products; the extent, type and sophistication of our competition; and governmental regulations. There can be no assurance that our operations will continue to be profitable.

     Nature of Market. Our primary market, both domestically and internationally, is educational institutions and governmental agencies. These institutions and agencies have the budgets necessary to afford the ELLIS software, which is priced significantly higher than other English training software programs because of its superior content, pedagogy and presentation. During the past year, we have developed "ELLIS Access," a less expensive program designed for the home or individual user, in Korean. We are planning to develop and market ELLIS Access versions in Japanese, Spanish, Portuguese, French and Italian during 2001. ELLIS Access, however, is designed for use in conjunction with and as a supplement to the main line of ELLIS products. Even as ELLIS Access becomes available in more languages, its focus will be on supporting institutionally-based education, with linked personal training and reinforcement. Our management accepts that there are an array of less expensive instructional materials available to individual learners whose means are not those of private corporations or governmental agencies. Lack of acceptance of our products will result in a reduction of our ability to generate revenue and negatively impact earnings.

     Competition. While we know of no competitors that currently offer interactive English training software of the same caliber as ELLIS, we will compete in our market with numerous other businesses that provide similar products. These products cost less than ELLIS, and these products are often the primary ESL option for individual users or institutions that do not have the resources to afford the ELLIS line of products or necessary companion software. Our focus on targeting ELLIS toward institutional rather than individual purchasers makes it possible for a competitor to establish itself at the simplest level by merely offering ESL software priced for the individual learner. Additionally, ELLIS will compete within the institutional market with more traditional English instructional methods such as textbooks and audiotapes. Our management realizes that ELLIS' pricing structure prevents its introduction to the personal ESL learner market on a significant scale. We have no control over the purchase decisions that these institutions, agencies or individual learners might make relative to their ESL software needs, real or perceived. In short, we cannot assume that prospective purchasers will always pay more money for a superior product. There can be no assurance, however, if one or more of its competitors with greater financial resources than we presently possess will not offer additional services to its customers at rates equal to or more favorable than those offered by us.

     Dependence on Key Personnel. Our success depends, in large part, upon the talents and skills of our management. To the extent that any of our management personnel are unable or refuses to continue his or her association us, a suitable replacement would have to be found. There is no assurance that we would be able to find suitable replacements for such personnel, or that suitable personnel could be obtained for an amount we could afford to pay, which could negatively impact our ability to grow our revenue streams at an acceptable level.

     Changing Technology. The Software industry in general, and the ESL software industry in particular, are new, competitive and rapidly evolving. Advents in technology could quickly change our competitive environment and market. Our success will depend, in part, on our management's ability to keep abreast of technological changes. There is no assurance that we will be able to keep pace with unforeseen technological events and changes, or that the services and products we market will be or remain competitive in relation to those technological events and changes.

     Foreign Governments. Much of our marketing strategy is targeted toward agencies of foreign governments; for example, ministries of education or subsidiaries charged with implementing an English instructional program on a mass scale. There are certain countries, for example, the People's Republic of China, where the private sector and corporate markets are minimal. Our success in these countries will depend to a very large extent on our ability to secure contracts with governmental agencies. We cannot guarantee that foreign governmental agencies will always select ELLIS for their ESL constituencies' needs. Our efforts and success could be affected by civil strife, economic recession or depression, currency devaluation, or political upheaval in any number of foreign countries where ELLIS will be marketed. Our efforts could be further hampered by the imposition of tariffs or other protectionist measures imposed against American or foreign products or companies.

     Foreign Currencies. Because much of our marketing focus will be on foreign countries, the general stability of currencies of the respective nations cannot be guaranteed and accordingly constitutes a risk of lost revenue in the conversion of foreign currencies to U.S. dollars to the Company and its investors.

     Governmental Regulation and Legal Uncertainties. We are not currently subject to direct regulation by any governmental agency, other than regulations applicable to businesses generally. However, it is possible that a number of laws and regulations may be adopted with respect to the Internet and e-commerce, covering issues such as user privacy, pricing and characteristics and quality of products and services. We cannot predict the impact, if any, that future regulation or regulatory changes may have on our business.

                         DIVIDEND POLICY

     We have never paid a cash dividend on our common stock. We do not anticipate paying cash dividends on our common stock in the foreseeable future and intend to retain all earnings to finance the operations and expansion of our business. The payment of cash dividends in the future will depend on our earnings, financial condition and capital needs and on other factors deemed relevant by our board of directors at that time.

                         USE OF PROCEEDS

     We will not receive any of the proceeds of sales by the selling stockholders.

                       SELLING STOCKHOLDERS

     The following table presents information with respect to the selling stockholders and the amount of shares of our common stock that they may offer under this prospectus. The term "selling stockholders" includes donors and pledgees selling securities received from a named selling stockholder after the date of this prospectus.

     We have agreed to pay all expenses incurred in connection with the registration of the sale of the shares of common stock owned by the selling stockholders covered by this prospectus, other than brokerage commissions, underwriting discounts and commissions, transfer taxes and other out-of-pocket expenses incurred by the selling stockholders in connection with the sale of these shares.

     Since the date that we received information from the selling stockholders, the selling stockholders identified below may have sold, transferred or otherwise disposed of all or a substantial portion of the shares of common stock held by such selling stockholder in a transaction or series of transactions exempt from the Securities Act. Information regarding the selling stockholder may change from time to time and any changed information will be set forth in a prospectus supplement to the extent required.

     The selling stockholder s may from time to time offer and sell any or all of the securities under the prospectus. Because no particular selling stockholder is obligated to sell any shares of common stock, we cannot estimate the number of shares of common stock that the selling stockholders will beneficially own after this offering, inclusive of conversion of preferred stock into common stock and exercise of warrants. Beneficial ownership is based upon 17,412,622 shares of common stock or common stock equivalents outstanding as of March 8, 2002, including options exercisable within 60 days of the date hereof.

Name of                     Number of Shares of  Percentage of  Number of
Selling                     Common Stock         Outstanding    Shares of
Stockholder                 Beneficially Owned                  Common
                            Prior to this                       Stock Covered
                            Offering                            by this
                                                                Prospectus
-----------------------------------------------------------------------------
Camden Partners
Strategic Fund II-A,
L.P.                          1,416,000            8.1%          1,416,000

Camden Partners
Strategic Fund II-B,
L.P.                             84,000            0.5%             84,000

Online Research Partners,
L.P.                            345,000            2.0%            345,000

NetCap Ventures, Inc.           158,555            0.9%            158,555

Murdock Capital                  50,000            0.3%             50,000

Alan R. Davidson                 75,000            0.4%             75,000

Donald H. Gage                   10,000            0.1%             10,000


                       PLAN OF DISTRIBUTION

     This prospectus, including any amendment or supplement, may be used in connection with sales of up to 2,138,555 shares of our common stock. The selling stockholders, or any of the selling stockholders' pledgees, assignees, transferees or other successors in interest may offer shares of common stock at various times in one or more of the following transactions:

     .      in exchange or the over-the-counter market transactions;
     .      in private transactions other than exchange or over-the-counter market transactions;
     .      through short sales or put and call option transactions;
     .      through underwriters, brokers or dealers (who may act as agent or principal);
     .      directly to one or more purchasers;
     .      through agents;
     .      through distribution by the selling stockholder or its
            successor in interest to its members, partners or shareholders;
     .      in negotiated transactions;
     .      by pledge to secure debts and other obligations; or
     .      in a combination of such methods.

     The selling stockholder s may sell shares at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices.

      The selling stockholders also may resell all or a portion of their common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of Rule 144.

     The selling stockholder s may use underwriters, brokers, dealers or agents to sell shares. Any underwriters, brokers, dealers or agent may receive compensations in the form of discounts, concessions or commissions from selling stockholders, the purchasers or such other persons who may be effecting sales hereunder (which discounts, concessions or commissions as to particular underwriters, brokers dealers or agents may be in excess of those customary in the type of transactions involved). Underwriters may sell shares of common stock to or though dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. The selling stockholder s or other persons effecting sales hereunder, and any such underwriters, brokers, dealers and agents may be deemed to be "underwriters" within the meaning of the Securities Act, and any discounts or commissions they receive and any profit on the sale of the common stock they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Some sales may involve shares in which the selling stockholders have granted security interests and which are being sold because of foreclosure of those security interests. At the time a particular offering of shares is made and to the extent required, the aggregate number of shares being offered, the name or names of the selling stockholders and the terms of the offering, including the names of the underwriters, broker-dealers or agents, any discounts, concessions or commissions and other terms constituting compensation from the selling stockholders, and any discounts, concessions or commissions allowed or re- allowed or paid to broker-dealers, will be set forth in an accompanying prospectus supplement.

     The selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of our common stock in the course of hedging the positions they assume with a particular selling stockholder. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or their financial institution of the shares of common stock offered hereby, which shares such broker-dealer or their financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

     The selling stockholders may offer and sell shares of common stock other than for cash. In such event, any required details of the transaction will be set forth in a prospectus supplement.

     Under the securities laws of certain states, the securities offered by this prospectus may be sold in those states only through registered or licensed brokers or dealers. In addition, in certain states the securities offered by this prospectus may not be sold unless they have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. In connection with any resales by selling stockholders, a prospectus supplement, if required, will be filed under Rule 424(b) under the Securities Act, disclosing the number of shares involved and other details of such resale to the extent appropriate.

     Under the rules and regulations under the Exchange Act, any person engaged in a distribution of the shares offered pursuant to this prospectus may be limited in its ability to engage in market activities with respect to those shares. Each selling stockholder will be subject to the provisions of the Exchange Act and the rules and regulations under the Exchange Act, including Regulation M. Those rules and regulations may limit the timing of purchases and sales of any shares offered by selling stockholders pursuant to this prospectus, which may affect the marketability of the shares offered by this prospectus.

     We may suspend the use of this prospectus by the selling stockholders under certain circumstances.

                          LEGAL OPINIONS

     The validity of the shares of common stock offered hereby will be passed on for us by David M. Rees, Esq., the Company's counsel. Mr. Rees holds shares of common stock and options to acquire shares of common stock.

                             EXPERTS

     The consolidated financial statements of the Company and our subsidiaries as of December 31, 2000 and 1999 and for the period of inception until December 31, 2000, incorporated in this prospectus by reference have been audited by Walanatz & Lafazan, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The consolidated financial statements of the Company's predecessor, Computer Assisted Learning and Instruction, Inc., as of December 31, 2000 and 1999 incorporated in this prospectus by reference have been audited by Squire & Company, P.C., independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

     The unaudited consolidated financial statements of the Company as of March 31, 2001, June 30, 2001and September 30, 2001 are incorporated herein by reference.

               WHERE YOU CAN FIND MORE INFORMATION

     We file reports, proxy statements and other information with the Securities and Exchange Commission. Our filings with the commission are available to the public over the Internet at the commission's web site at http:www.sec.gov. You may also read and copy any document we file at the commission at the public reference rooms of the commission in Washington, D.C., New York, New York and Chicago,
Illinois.   Please call the commission at 1-800-SEC-0330 for further
information on the public reference rooms.

     The commission allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus and information that we file later with the commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the commission under sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until all of the securities offered by this prospectus are sold.

..    Annual Report on Form 10-KSB for the year ended December 31, 2000, filed on April 16, 2001

..    Annual Report on Form 10-KSB for the year ended December 31, 1999, filed on April 13, 2000

..    Annual Report on Form 10-KSB/A for the year ended December 31, 2000, filed on May 11, 2001

..    Quarterly Report on Form 10-QSB for the quarter ended September 30, 2000, filed on November 14, 2000

..    Quarterly Report on Form 10-QSB for the quarter ended June 30, 2001, filed on August 3, 2001

..    Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001, filed on May 21, 2001

..    Quarterly Report on Form 10-QSB for the quarter ended June 30, 2000, filed on August 14, 2000

..    Quarterly Report on Form 10-QSB/A for the quarter ended March 31, 2000, filed on May 15, 2000

..    Current Report on Form 8-K dated May 11, 2001

..    Current Report on Form 8-K/A dated April 16, 2001

..    Current Report on Form 8-K dated February 14, 2001

..    Current Report on Form 8-K/A dated October 10, 2000

..    Proxy Statement filed on January 2, 2001

..    Proxy Statement filed on May 1, 2000

     You may request a copy of these filings at no cost, by writing or telephoning us at the following:

                        Investor Relations
              3520 North University Drive, Suite 275
                         Provo, UT 84604
                    Telephone: (801) 374-3424

     You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated by reference in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

                             PART II

              INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

Securities and Exchange Commission
 Registration Fee................................ $   245.94
*Accounting Fees and Expenses.................... $ 5,000.00
*Legal Fees and Expenses......................... $10,000.00
*Miscellaneous................................... $ 1,000.00
                                                  -----------
*Total Expenses.................................. $16,245.94
------------                                      -----------

* Estimated for purposes of completing the information required pursuant to this Item 14.

     The Company will pay all fees and expenses associated with filing the Registration Statement.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 102 of the General Corporation Law of the State of Delaware allows a corporation to eliminate the personal liability of directors of a corporation or its stockholders for monetary damages for a breach of a fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

     Section 145 of the Delaware General Corporation Law empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of a corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a director, officer, employee or agent of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys' fees) which he or she actually and reasonably incurred in connection therewith.

     Section 174 of the General Corporation Law of the State of Delaware provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered into the books containing the minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

     The Registrant's Bylaws contain provisions that provide for indemnification of officers and directors and their heirs and distributees to the full extent permitted by, and in the manner permissible under, the General Corporation Law of the State of Delaware.

     As permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware, the Registrant's Amended and Restated Certificate of Incorporation contains a provision eliminating the personal liability of a director to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director, subject to some exceptions.

     ELLIS maintains, at its expense, a policy of insurance that insures its directors and officers, subject to exclusions and deductions as are usual in these kinds of insurance policies, against specified liabilities which may be incurred in those capacities.

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES


     (a)  Exhibits

     Unless otherwise noted, all exhibits have been previously filed.

EXHIBIT NO.                DESCRIPTION

2.1 Agreement and Plan of Reorganization by and among Politics.com, Inc. and Computer Assisted Learning and Instruction, Inc.

3.1   Amended and Restated Certificate of Incorporation.

3.2   Amended and Restated Bylaws.

5.1   Opinion of David M. Rees regarding legality. (1)

10.1  Leases for 3520 North University Avenue, Provo, Utah 84604.

10.2 1999 Combination Stock Option Plan, filed as Exhibit 6.3 to the Company's Form 10-SB.

10.3  Form of Non-Qualified Stock Option Agreement, filed as Exhibit
      6.5 to the Company's Form 10-SB.

10.4 Form of Incentive Stock Option Agreement, filed as Exhibit 6.6 to the Company's Form 10-SB.

10.5 Stockholders Agreement dated September 20, 2001 between the Company and certain stockholders.

10.6 Registration Rights Agreement dated September 20, 2001 between the Company and certain stockholders.

10.7 Employment Agreement dated September 19, 2001 between the Company and Timothy D. Otto.

10.8 Employment Agreement dated September 19, 2001 between the Company and Kimber Jensen.

10.9 Employment Agreement dated September 19, 2001 between the Company and John Bodine.

10.10 Non-Disclosure, Intellectual Property and Non-Competition Agreement dated September 18, between the Company and Dr. Frank Otto.

23.1  Consent of Squire & Company, P.C. (1)

23.2  Consent of David M. Rees(contained in Exhibit 5.1)

---------------
(1)       Filed herewith.

ITEM 17.  UNDERTAKINGS

The undersigned registrant hereby undertakes:

     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of such registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the securities Exchange Act of 1934) that is incorporated by reference in the registration statement will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                            SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, English Language Learning and Instruction System, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement, to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Provo, State of Utah, on March 8, 2002.

SIGNATURE                     TITLE                              DATE


/S/ Francis R. Otto
_____________________         Chairman of the Board              March 8, 2002
Francis R. Otto               of Directors


/S/ Timothy D. Otto
____________________          Chief Executive Officer,           March 8, 2002
Timothy D. Otto               President and Director

/S/ Kimber B. Jensen
____________________          Vice President, Chief Operations   March 8, 2002
Kimber B. Jensen              Officer and Director


/S/ Janet M. Otto
____________________          Director                           March 8, 2002
Janet M. Otto


/S/ David Warnock
____________________          Director                           March 8, 2002
David Warnock


/S/ Edward Hutton, Jr.
____________________          Director                           March 8, 2002
Edward Hutton, Jr.


/S/ Marilyn Rymniak
____________________          Director                           March 8, 2002
Marilyn Rymniak